Exhibit 32.1

Certification of Chairman and CEO and CFO Pursuant to

18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 10-K of World Wrestling Entertainment, Inc. (the “Company”) for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Vincent K. McMahon as Chairman of the Board and Chief Executive Officer of the Company and Frank A. Riddick III as Interim Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Dated:	February 6, 2020	By: /s/	VINCENT K. MCMAHON
Vincent K. McMahon
Chairman of the Board and
Chief Executive Officer

Dated:	February 6, 2020	By: /s/	FRANK A. RIDDICK III
Frank A. Riddick III
Interim Chief Financial Officer